EXHIBIT 5

                                                          July 25, 2000



Board of Directors
Webster Financial Corporation
Webster Plaza
Waterbury, Connecticut  06702

Ladies and Gentlemen:

                  We  are  acting  as  special  counsel  to  Webster   Financial
Corporation, a Delaware corporation ("Webster"), in connection with its registration statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission relating to the proposed offering of up to 399,249 shares of Webster's common stock, par value $.01 per share, all of which shares (the "Shares") may be issued by Webster pursuant to the Mechanics Savings Bank 1996 Officer Stock Option Plan and the Mechanics Savings Bank 1996 Director Stock Option Plan (the "Plans"). The Plans have become plans of Webster in connection with Webster's acquisition of MECH Financial, Inc. on June 23, 2000. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

                For purposes of this opinion letter, we have examined copies of the following documents:

                1.      An executed copy of the Registration Statement.

                2. A copy of the Plans, as certified by the Secretary of Webster on the date hereof as then being complete, accurate and in effect.

                3. The Second Restated Certificate of Incorporation of Webster, as certified by the Secretary of Webster on the date hereof as then being complete, accurate and in effect.

                4. The Bylaws of Webster, as certified by the Secretary of Webster on the date hereof as then being complete, accurate and in effect.

                5. Resolutions of the Board of Directors of Webster adopted at meetings held on November 30, 1999, December 20, 1999 and May 22, 2000, as certified by the Secretary of Webster on the date hereof as being complete, accurate and in effect, relating to, among other things, the Agreement and Plan of Merger by and between Webster and MECH Financial, Inc., dated December 1, 1999, as amended, the adoption of the Plans and the issuance of the Shares thereunder.
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Board of Directors
Webster Financial Corporation
July 25, 2000
Page 2


                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity with the original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that following (a) issuance of the Shares pursuant to the terms of the Plans and (b) receipt by Webster of the consideration for the Shares specified in the Plans, the Shares will be validly issued, fully paid and nonassessable.

                  This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

                  We hereby  consent  to the  filing of this  opinion  letter as
Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                Very truly yours,

                                /s/ Hogan & Hartson L.L.P.

                                HOGAN & HARTSON L.L.P.